UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): January 27, 2006
XYBERNAUT CORPORATION
(Exact Name of Registrant as Specified in its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

0-15086 (Commission File Number)	54-1799851 (I.R.S. Employer Identification Number)
5175 PARKSTONE DRIVE, SUITE 130, CHANTILLY, VIRGINIA 20151
(Address of Principal Executive Offices) (Zip Code)
(703) 480-0480
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
On January 27, 2006, Xybernaut Corporation (the “Company”) terminated the engagement letter dated July 25, 2005 between the Company and IP Innovations Financial Services, Inc. (“IPI”), as amended by an order of the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) on November 30, 2005, by giving written notice to IPI of termination of the engagement letter effective January 31, 2006. IPI served as strategic and financial advisor to the Company. The terms of the engagement letter were previously reported in Item 1.01 of the Form 8-K filed on July 29, 2005 and such Item 1.01 is incorporated herein by reference. The terms of the Bankruptcy Court order were previously reported in the fourth, fifth, sixth and seventh paragraphs of Item 1.01 of the Form 8-K filed on December 6, 2005 and such paragraphs of Item 1.01 are incorporated herein by reference.
On January 20, 2006, IPI communicated their intent to withdraw from the case but did not actually cause the engagement letter to be terminated. The Company gave notice of termination of the engagement letter on January 27, 2006 in part to have clarity as to the status of the engagement letter so the Company could identify and negotiate with potential replacement advisors. The Company’s decision was also in part a result of IPI’s performance which led the Company to believe that continuing the engagement of IPI may not be in the Company’s best interest. The Company has identified several candidates to replace IPI. While the Company believes that it will be able to engage one or more of these candidates in a timely manner, there can be no assurances that it will be able to do so.
The engagement letter provides in Section IV.C. that if the Company monetizes its intellectual property or completes an intellectual property auction with any entity identified as an active candidate in accordance with the terms of the engagement letter, the Company may be responsible for the payment of the fees under Section I of the engagement letter. The Company does not believe that IPI complied with the terms of Section IV.C. and believes it would not be liable for fees under Section I in connection with the sale of assets after termination of the engagement letter. Furthermore, the Company is currently evaluating whether it has other bases for contesting entitlement of any fees pursuant to the engagement letter, including unpaid compensation and expenses which the Bankruptcy Court awarded to IPI on an interim basis on January 12, 2006. However, there can be no assurance that the Company would prevail in the event that a claim for fees under the engagement letter was to be asserted.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYBERNAUT CORPORATION
By:	/s/ John F. Moynahan
John F. Moynahan
Executive Vice President and Chief Financial Officer

Dated:   February 2, 2006